Exhibit 3.4.40

BY – LAWS

of

Stonehedge Convalescent Center, Inc.

ARTICLE I

Articles of Organization

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization; and the Articles of Organization, as from time to time amended, are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

ARTICLE II

Annual Meeting-of Stockholders

The annual meeting of stockholders shall be held on the last Thursday of January in each year at such hour as may be fixed by vote of the Board of Directors or, if the Board shall not fix such hour, as may be determined by-the President and set forth in the notice thereof, unless that day be a legal holiday at the site of the meeting, in which case the meeting shall be held at the same hour on the next succeeding business day at the site of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the President, or by a vote of a majority of the Directors then in office, or by one or more stockholders who are entitled to vote and who hold in the aggregate at least ten per cent (10%) of the capital stock entitled to vote at the meeting.

If such annual meeting is omitted on the day herein provided therefor, a special meeting of stockholders may be held in place thereof and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and, in such case, all references in these By-Laws, except in this Article II and in Article IV, to the annual meeting of stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the notice thereof, as provided in Article III.

ARTICLE III

Special Meetings of Stockholders

A special meeting of stockholders may be called at any time by the President or by a majority of the Directors then in office. A special meeting of stockholders shall be called by the

Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold in the aggregate at least ten percent (10%) of the capital stock entitled to vote-at the meeting. Such call shall state the time, place and purpose of the meeting.

ARTICLE IV

Place of Stockholders’ Meetings

The annual meeting of stockholders and any special meeting of stockholders, by whomever called, shall be held at the principal office of the Corporation in Massachusetts, or at such other place in Massachusetts or within the continental limits of the United States of America as may be determined by the Board of Directors (or, in the event such meeting shall have been called upon the application of stockholders, by such stockholders) and stated in the notice thereof. Any adjourned session of any annual or special meeting of stockholders shall be held within the continental limits of the United States at such place as is designated in the vote of adjournment.

ARTICLE V

Notice of Stockholders’ Meetings

A written notice of each annual or special meeting of stockholders, stating the place, date and hour thereof, and the purpose or purposes for which the meeting is to be held, shall be given at least thirty (30) days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, under the Articles of Organization or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence, or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, by any other officer, or by a person designated either by the Clerk or by the person or persons calling the meeting, or by the Board of Directors. No notice of the time, place or purposes of any annual or special meeting of stockholders shall be required to be given to a stockholder if a written waiver of such notice is executed before or after the meeting by such stockholder, or by his attorney thereunto authorized, and filed with the records of the meeting.

ARTICLE VI

Quorum of Stockholders

At any meeting of stockholders, a quorum for the election of any Director or officer, or for the consideration of any question, shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election, or upon such question, respectively; except that if two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote; and except in any case where a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

When a quorum is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, and a majority of the votes properly cast upon any other question (or if two or more classes of stock are entitled to vote as separate classes upon such question, then, in the case of each such class, a majority of the votes of such class properly cast upon the question), except in any case where a larger vote is required by law, by the Articles of Organization or by these By-laws, shall decide the matter.

ARTICLE VII

Proxies and Voting

Except as may be provided in the Articles of Organization, with respect to two or more classes or series of stock, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them and a proportionate vote for each fractional share. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not, directly or indirectly, vote upon any share of its own stock.

Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the Clerk of the meeting, or any adjournment thereof, before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.

Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing or writings filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

The Chairman of the Board, if there be one, or in his absence the President, or in absence of both the Chairman of the Board and the President, a vice-president shall call meetings of the stockholders to order and shall act as chairman thereof. The Clerk of the corporation, if present, shall record the proceedings of all meetings of stockholders and, in his absence, the presiding officer may appoint a clerk pro tempore of the meeting.

ARTICLE VIII

Board of Directors

The number of Directors of the Corporation shall consist of not fewer than, the lesser of three or the number of shareholders of the Corporation. Directors shall be elected annually (by ballot if so requested by any stockholder entitled to vote) at the annual meeting of stockholders by such stockholders as have the right to vote at such election. The number of Directors for each corporate year shall initially be fixed by vote at the meeting at which they are elected, and if not so fixed shall be the number of Directors immediately prior to such meeting.

Any action which may by law, the Articles of Organization or these By-Laws be taken by a majority of the Board of Directors then in office may be taken by the sole Director when the Corporation has only one Director.

At any time, during any year the number of the Board of Directors may be increased within the aforesaid limits by vote of a majority of the Directors then in office. At any time during any year, the whole number of Directors may be increased or reduced within the aforesaid limits by the stockholders at a meeting called for the purpose and, in the case of a reduction, the particular directorships which shall terminate shall be determined by the stockholders, in each case by vote of a majority of the stock outstanding and entitled to vote for the election of Directors, or, in the case of a reduction which involves the termination of the directorship of an incumbent Director, by such larger vote, if any, as would be required to remove such incumbent from office.

Each newly-created directorship resulting from any increase in the number of Directors may be filled in the manner provided in Article XIX.

No Director need be a stockholder except as may be otherwise provided by law, by the Articles of Organization or these By-Laws. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until he sooner dies, resigns or is removed.

ARTICLE IX

Powers of Directors

The business, property and affairs of the Corporation shall be managed by, and be under the control and direction of, the Board of Directors which shall have and may exercise all the powers of the Corporation except such as are conferred upon the stockholders or other officers by law, by the Articles of Organization or by these By-Laws.

Except as may be otherwise specifically provided by law or by-vote of the stockholders, the Board of Directors is expressly authorized to issue, from time to time, all or any portion or portions of the capital stock of the Corporation of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such consideration (but not less than the par value thereof in case of stock having par value), whether cash, tangible or intangible property, good will, services or expenses, as they may deem best, without first offering (for subscription or sale) such authorized but unissued stock to any present or future stockholders of the Corporation, and generally in their absolute discretion to determine the terms and manner of any disposition of such authorized but unissued stock.

The Board of Directors may delegate from time to time to any committee, officer or agent such powers and authority as the law, the Articles of Organization and these By-Laws may permit. The Board of Directors in its discretion may appoint and remove and determine the compensation and duties in addition to those fixed by law, the Articles of Organization and these

By-Laws, of all the officers, representatives, agents, employees and servants of the Corporation. The Board of Directors shall have power to fix a reasonable compensation or fee for the attendance of their members at meetings of the Board. The Board-of Directors shall have the power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation and to direct and determine the use and disposition of any surplus or net profits of the Corporation over and above the amount contributed as, or constituting, capital paid in. The Board of Directors, in its discretion, shall, from time to time, declare what, if any, dividends shall be paid on the stock of the Corporation out of the remaining surplus or net profits, and any dividend so declared shall be payable at such time or times as the Board shall determine.

ARTICLE X

Committees of Directors

The Board of Directors, by vote of a majority of the Directors then in office, may at any time elect from its own number an executive committee and/or one or more other committees, and may from time to time designate or alter, within the limits permitted by this Article X, if applicable, the duties, powers and number of members of such committees or change their membership, and may at any time abolish such committees or any of them.

Any committee shall be vested with such powers of the Board of Directors as the Board may determine in the vote establishing such committee or in a subsequent vote of a majority of directors then in office, provided, however, that no such committee shall have any power prohibited by law, or the Articles of Organization or the power

(a)	to change the principal office of the Corporation;

(b)	to amend or-authorize the amendment of the Certificate of Incorporation or these By-Laws;

(c)	to issue stock;

(d)	to establish and designate series of stock, and fix and determine the relative rights and preferences of any series of stock;

(e)	to elect officers required by law, the Articles of Incorporation or these By-Laws to be elected by stockholders or Directors, and to fill vacancies in any such office;

(f)	to change the number of the Board of Directors and to fill vacancies in the Board of Directors;

(g)	to remove officers or Directors from office;

(h)	to authorize the payment of any dividend or distribution to stockholders;

(i)	to authorize the reacquisition for value of stock of the Corporation;

(j)	to authorize a merger or consolidation of the Corporation or a sale or other disposition of all or substantially all the property and business of the Corporation; or

(k)	to authorize the liquidation or dissolution of the Corporation;

and provided further, that the fact that a particular power appears in the foregoing enumeration of power denied to committees of the Board of Directors shall not be construed to over-ride by implication any other provision of the Articles of Organization or these By-Laws limiting or denying to the Board of Directors the right to exercise such power.

Each member of a committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a Director, or until the committee is sooner abolished by the Board of Directors.

A majority of the members of any committee then in office shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Each committee may make rules not inconsistent herewith for the holding and conduct of its meetings, but unless otherwise provided in such rules its meetings shall be held and conducted in the same manner as nearly as may be as is provided in these By-Laws for meetings of the Board of Directors. The Board of Directors shall have power to rescind any vote or resolution of any committee; provided, however, that no rights of third parties shall be impaired by such rescission.

ARTICLE XI

Meetings of the Board of Directors;

Action without a Meeting

Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine; provided, however, that reasonable notice of such determination and of any changes therein is given to each member of the Board then in office. A regular meeting of the Board of Directors for the purpose of electing officers and agents may be held without call or notice immediately after and at the same place as the annual meeting of stockholders, and, if held upon due call or notice, for such other and further purposes as may be specified in such call or notice.

Special meetings of the Board of Directors may be held at any time and at any place when called by the President, the Treasurer, the Chairman of the Board, if there be one, or two or more Directors, reasonable notice thereof being given to each Director by the Secretary, or, if there be no Secretary, by the Clerk, or, in the case of death, absence, incapacity or refusal of the Secretary (or the Clerk, as the case may be), by the officer or Directors calling the meeting. In any case, it shall be deemed sufficient notice to a Director to send notice by mail at least forty-eight (48) hours, or by telegram at least twenty four (24) hours, before the meeting, addressed to him at his usual or last known business or residence address; or to give notice to him in person, either by telephone or by handing him a written notice, at least twenty-four (24) hours before-the meeting.

Notwithstanding the foregoing, notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.

Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director need sign the same counterpart.

ARTICLE XII

Quorum of Directors

At any meeting of the Board of Directors, a quorum for any election, or for the consideration of any question, shall consist of a majority of the Directors then in office, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office, and a majority of the Directors present shall decide any question brought before such meeting except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

ARTICLE XIII

Officers and Agents

The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, which may include a Chairman of the Board, a Secretary, a Controller, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, or Assistant Controllers, as the Board of Directors may, in its discretion, appoint. The President need not be Director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of receiving service of process. So far as is permitted by law, any two or more offices may be held by the same person.

Subject to law, to the Articles of Organization and the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and as the Board of Directors may from time to time designate.

The President, Treasurer, and Clerk (and the Secretary and Chairman of the Board, if, as the case may be, there be one) shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, by vote of a majority of the full Board of Directors. Such other officers of the Corporation as may be created in accordance with these By-Laws may be filled at such meeting by vote of a majority of the full Board of Directors or any other time by vote of a majority of the Directors then in office.

Each officer shall (subject to Article XVIII of these By-Laws) hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

Any officer, employee, or agent of the Corporation may be required as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.

ARTICLE XIV

President and Vice Presidents; Chairman of the Board

The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business, property and affairs of the Corporation and such other powers and duties as the Board of Directors may prescribe, subject to the control of the Board of Directors, unless otherwise provided by law, the Articles of Organization, these By-Laws or by specific vote of the Board of Directors. Unless a Chairman of the Board shall have been elected, the President shall preside at all meetings of stockholders and of the Board of Directors at which he is present except as otherwise voted by the Board of Directors.

Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors and shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated. by the Board of Directors, shall have the powers and duties of the President.

The Chairman of the Board, if there be one, shall be a member of the Board of Directors and shall preside at its meetings and at the meetings of the stockholders. He shall keep himself informed of the administration of the affairs of the Corporation, shall advise and counsel with the President, and, in the President’s absence, with other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

ARTICLE XV

Treasurer and Assistant Treasurer

The Treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and the disbursements thereof, subject to the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as may be prescribed from time to time by the Board of Directors. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided by these By-Laws. The Treasurer shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation’s business, shall be under supervision of a Vice President.

Any Assistant Treasurer-shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers in their order of seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the Treasurer.

ARTICLE XVI

Controller

If a Controller is elected, he shall be the chief accounting officer of the Corporation and shall be in charge its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors. The Controller shall be responsible to and shall report to the Board of Directors but in the ordinary conduct of the Corporation’s business, shall be under the supervision of the Treasurer or a Vice President.

Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller.

ARTICLE XVII

Clerk; Secretary; Assistant Clerk and Assistant Secretary

The Clerk shall record all proceedings of the stockholders in books to be kept therefor, and shall have custody of the Corporation’s records, documents and valuable papers. In the absence of the Clerk from any such meeting, the Secretary, if any, may act as temporary clerk, and shall record the proceedings thereof in the aforesaid books, or a temporary clerk may be chosen by vote of the meeting.

The Clerk shall also keep, or cause to be kept, the stock transfer records of the Corporation which shall contain a complete list of the names and addresses of all stockholders and the amount of stock held by each.

Unless the Board of Directors shall otherwise designate, the Clerk or, in his absence, the Assistant Clerk, if any, shall have custody. of the corporate seal and be responsible for affixing it to such documents as may be required to be sealed.

The Clerk shall have such other duties and powers as are commonly incident to the office of a corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors.

If no Secretary is elected, the Clerk shall also record all proceedings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence from any such meeting, a temporary clerk shall be chosen who shall record the proceedings thereof.

The Secretary shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for that purpose which shall be open during business hours to the inspection of any Director. He shall notify the Directors of the meetings in accordance with these By-Laws and shall have and may exercise such other powers and duties as the Board of Directors may prescribe. In the absence of the Secretary at a meeting of the Board of Directors, a temporary secretary shall be chosen.

Any Assistant Clerk and any Assistant Secretary shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Clerk or the Secretary, respectively, and shall be responsible to and shall report to the Clerk and the Secretary respectively.

ARTICLE XVIII

Resignations and Removals

Any Director or officer may resign at any time by delivering his resignation in writing to the President, the Clerk or the Secretary, or to a meeting of the Board of Directors. The stockholders may, by vote of a majority in interest of the stock issued and outstanding and entitled to vote at an election of Directors, remove any Director or Directors from office with or without cause; provided, however, that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. The Board of Directors may, by note of the majority of the Directors in office, remove any Director from office with cause, or remove any officer from office with or without cause; provided, however, that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. The Board of Directors may, by vote of the majority of the Directors in office, remove any Director from office with cause, or remove any officer from office, with or without cause. The Board of Directors may, at any time, by vote of a majority of the Directors present and voting, terminate or modify the authority of any agent. No Director or officer resigning and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation, duly approved by the Board of Directors) no Director or officer removed shall have any right to any compensation as such Director or officer for any period following his resignation. or removal, or any right to damages on account of such removal, whether his compensation be by the month, by the year or otherwise. Any Director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

ARTICLE XIX

Vacancies

Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, and any vacancy in any other office, may be filled by the stockholders or, in the absence of stockholder action, by a majority of the Directors then in office.

If the office of any member of any committee or of any other office becomes vacant, the Board of Directors may elect or appoint a successor or successors by vote of a majority of the Directors then in office.

Each successor as a Director or officer shall hold office for the unexpired term and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

The Board of Directors shall have and may exercise all its powers, notwithstanding the existence of one or more vacancies in its number as fixed by either the stockholders or the Directors.

ARTICLE XX

Capital Stock

The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization.

ARTICLE XXI

Certificate of Stock

Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the Managing Director or the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal; but when any such certificate is signed by a transfer agent or by a registrar other than a Director, officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE XXII

Transfer of Shares of Stock

Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by surrender to the Corporation, or its transfer agent, of the certificate therefor, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may be otherwise required by law, the Articles of Organization or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation’s stock as the owner-in-fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have. been transferred on the Corporation’s books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

ARTICLE XXIII

Transfer Agents and Registrars; Further Regulations

The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation’s transfer agent and/or registrar for shares of capital stock,. and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

ARTICLE XXIV

Loss of Certificates

In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon. receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.

ARTICLE XXV

Record Date

The Directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date of, and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or, without fixing such record date, the Directors may, for any such purposes, close the transfer books -for all or any part of such period.

ARTICLE XXVI

Seal

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon. An impression of the sea! impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.

ARTICLE XXVII

Execution of Papers

Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by its President or by one of its Vice Presidents or by its Treasurer.

ARTICLE XXVIII

Fiscal Year

Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on the 30th day of September of each year.

ARTICLE XXIX

Indemnification of Directors and Officers

Each officer or Director or former officer or Director of the. Corporation, and each person who shall, at the Corporation’s request, have served as an officer or director of another corporation of which the Corporation is or was a stockholder or creditor, whether or not then in office, and the heirs, executors, administrators, successors and assigns of each of them shall be indemnified by the Corporation against all costs and expenses, including fees and disbursements of counsel, reasonably incurred by or imposed upon him or them in connection with or arising out of any action, suit, or proceeding, civil or criminal, in which he or they may be involved, or incurred in anticipation of any action, suit or proceeding, by reason of his being or having been an officer or Director of the Corporation or of such other corporation, including the cost of reasonable settlements (other than amounts paid to the Corporation itself) made with a view to curtailment of costs of litigation. Without limiting the generality of the foregoing, no Director of the Corporation shall be liable to any person on account of any action undertaken by him as such Director in reliance in good faith upon the existence of any fact or circumstance reported or certified to the Board of Directors by any officer of the Corporation or by any independent auditor, engineer, or consultant retained or employed as such by the Board of Directors. The Corporation shall not, however, indemnify any such person, or his heirs, executors, administrators, successors, or assigns, with respect to any matter as to which he shall be finally adjudged in any such action, suit, or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The foregoing rights of indemnification shall not be exclusive of other rights to which any such Director or officer may be entitled as a matter of law.

ARTICLE XXX

Voting Stock in Other Corporations

Unless otherwise ordered by the Board of Directors, the President or, in the case of his absence or failure to act, the Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from-time to time, or, in the absence thereof, the President, may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.

ARTICLE XXXI

Corporate Records

The original or attested copies of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts, either at the principal office of the Corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose, but not to secure a list of the stockholders for the purpose of selling said list, or copies thereof, or of using the same for a purpose other than in the present interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

ARTICLE XXXII

Amendments

These By-Laws may be altered, amended or repealed, in whole or in part at any time by vote of the stockholders. The Board of Directors, by a majority vote of Directors at the time in office, may alter, amend or repeal these By-Laws in whole or in part, except with respect to any provision hereof which by law, the Articles of Organization or these By-laws requires action by the stockholders; provided that not later than the time of giving notice of the meeting of stockholders next following the alteration, amendment or repeal of these By-Laws, in whole or in part, notice thereof, stating the substance of such action shall be given to all stockholders entitled to vote on amending these By-Laws. By-Laws adopted by the Directors may be amended by the stockholders.